EXHIBIT 24

                               POWER OF ATTORNEY

      Know all by these presents, each of the undersigned hereby constitutes and appoints each of Andrew Tarshis and Lori Nembirkow, each as signing singly, the undersigned's true and lawful attorney-in-fact to:


      (1) execute for and on behalf of the undersigned, all documents relating to the beneficial ownership of securities in Centric Brands Inc. (formerly, Differential Brands Group Inc.) (the "COMPANY") required to be filed with the United States Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (together, the "EXCHANGE ACT"), including all documents relating to the beneficial ownership of securities in the Company pursuant to
Section 16(a), Section 13(d) and Section 13(g) of the Exchange Act and any amendments to such documents (collectively, the "REPORTS");


      (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Reports and timely file such Reports with the SEC and any stock exchange or similar authority;

      (3) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the SEC a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of such Reports or any rule or regulation of the SEC; and

      (4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

      The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 13 or Section 16 of the Exchange Act.


      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Reports with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.


      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 13th day of April 2020.


                                         /s/ Sherman K. Edmiston III
                                         ---------------------------------------
                                         Sherman K. Edmiston III